Exhibit (a)(1)(H)

AMENDED NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK
BY
HANDY & HARMAN LTD.

PURSUANT TO ITS OFFER TO PURCHASE, DATED AUGUST 7, 2014,
AS AMENDED AND SUPPLEMENTED BY THE SUPPLEMENT TO THE OFFER TO PURCHASE, DATED AUGUST 21, 2014

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 5, 2014, UNLESS EXTENDED (THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below) this Amended Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if:

•	Shares are not immediately available or stockholders cannot deliver shares to Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date; or

•
Time will not permit all required documents, including a properly completed and duly executed Amended Letter of Transmittal (or a manually signed facsimile of the Amended Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

This form may be delivered or transmitted by facsimile transmission or mail to the Depositary.  See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

Fax line for eligible institutions only: (617) 360-6810

To confirm fax for eligible institutions only: (781) 575-2332

This Amended Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by registered mail, overnight courier or facsimile transmission to the Depositary, as described in Section 3 of the Offer to Purchase.

For this notice to be validly delivered, it must be received by the Depositary at the above address before the Offer expires.  Delivery of this notice to another address will not constitute a valid delivery.  Delivery to the Company, the Information Agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures.  If a signature on an Amended Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Amended Letter of Transmittal) under the instructions to the Amended Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Amended Letter of Transmittal.

By signing this Amended Notice of Guaranteed Delivery, you tender, upon the terms and subject to the conditions described in the Offer to Purchase, dated August 7, 2014, as amended and supplemented by the Supplement to the Offer to Purchase, dated August 21, 2014 (the “Offer to Purchase”) and the related Amended Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which you hereby acknowledge, the number of shares, and method, specified below pursuant to the guaranteed delivery procedure described in Section 3, “Procedure for Tendering Stockholders” section of the Offer to Purchase.  Unless otherwise indicated, all references to “shares” are to shares of our common stock, par value $0.01 per share.

Number of shares to be tendered.

SMALL LOTS
(See Instruction 6 of the Amended Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

SIGNATURES

Signatures:	________________________________________________________________________

Name(s) of Stockholders(s):	___________________________________________________________
(please type or print)

Certificate Nos.:	____________________________________________________________________

Address:	_________________________________________________________ _________________
_____________________________________________________________________________________
_____________________________________________________________________________________
(Include Zip Code)

Daytime Area Code and Telephone Number:	______________________________________________

Date: ___________________, 2014

If shares will be delivered by book-entry transfer, provide the Account Number.

Account Number:	____________________________

THE GUARANTEE SET FORTH ON THE NEXT PAGE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Amended Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three (3) NASDAQ trading days after the date of receipt by the Depositary of this Amended Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Amended Letter of Transmittal and certificates for shares to the Depositary, or confirmation of receipt of the shares pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above.  Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:_________________________________________________________________________

Authorized Signature:___________________________________________________________________

Name:________________________________________________________________________________
(please print)

Title:_________________________________________________________________________________

Address: _____________________________________________________________________________ _____________________________________________________________________________________
(Include Zip Code)
Area Code and Telephone Number: ________________________________________________________

Date: _____________, 2014

NOTE: DO NOT SEND SHARES WITH THIS FORM.  SHARES SHOULD BE SENT WITH THE AMENDED LETTER OF TRANSMITTAL.